Exhibit 10.2

[EXECUTION COPY]

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), DATED AS OF JUNE 23, 2011, AMONG PILGRIM’S PRIDE CORPORATION, TO-RICOS, LTD. AND TO-RICOS DISTRIBUTION, LTD. (COLLECTIVELY THE “LOAN PARTIES”), JBS USA HOLDINGS, INC, AS SUBORDINATED LENDER, COBANK, ACB, AS ADMINISTRATIVE AGENT (THE “SENIOR AGENT”), AND CERTAIN OTHER PERSONS TO THE INDEBTEDNESS (INCLUDING INTEREST) OWING BY THE LOAN PARTIES PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF DECEMBER 28, 2009, AS AMENDED, AMONG THE BORROWERS, THE SENIOR AGENT, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CERTAIN OTHER LOAN PARTIES AND AGENTS THAT ARE PARTIES THERETO, AS SUCH CREDIT AGREEMENT AND THE INDEBTEDNESS OUTSTANDING THEREUNDER MAY BE AMENDED, SUPPLEMENTED, RESTATED, EXTENDED, REPLACED, RENEWED, REFINANCED OR OTHERWISE MODIFIED OR REFINANCED FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

SUBORDINATED LOAN AGREEMENT

dated as of

June 23, 2011

between

PILGRIM’S PRIDE CORPORATION,

as Borrower

and

JBS USA HOLDINGS, INC.,

as Lender

SUBORDINATED LOAN AGREEMENT (this “Agreement”) dated as of June 23, 2011 between PILGRIM’S PRIDE CORPORATION, a Delaware corporation (the “Borrower”), and JBS USA HOLDINGS, INC., a Delaware corporation (the “Lender”).

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1 Defined Terms. Terms used herein but not otherwise defined herein shall have the meaning set forth in the Exit Facility. As used in this Agreement, the following terms have the meanings specified below:

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Denver, Colorado are authorized or required by law to remain closed.

“Commitment” means the commitment of the Lender to make Term Loans hereunder. The maximum amount of the Commitment is the original principal balance of $100,000,000 (without giving effect to any reimbursement obligation incurred in connection with any L/C Disbursement).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 3.1 are satisfied.

“Event of Default” has the meaning assigned to such term in Article V.

“Exit Facility” means that certain Credit Agreement, dated as of December 28, 2009, by and among Borrower, To-Ricos, Ltd., a Bermuda company, To-Ricos Distribution, Ltd., a Bermuda company, the other Loan Parties party thereto, the lenders party thereto, the Administrative Agent, and the other agents party thereto, as amended, supplemented, modified, extended, restated, replaced, renewed or refinanced from time to time.

“Highest Lawful Rate” has the meaning assigned to such term in Section 6.10.

“L/C Disbursement” means a payment made by Lender (or any of its affiliates (other than Borrower and its subsidiaries)) in respect of a reimbursement obligation due to a draw under the Mayflower L/C.

“Lender” has the meaning set forth in the introductory paragraph hereto.

“Loans” means the Term Loans and any other loans made by the Lender to the Borrower pursuant to this Agreement.

“Maturity Date” means June 28, 2015.

“Mayflower L/C” means any letter of credit issued for the benefit of Mayflower Insurance Company, Ltd., a company organized and licensed to provide insurance under the laws of Bermuda, on the account of the Lender (or any of its affiliates (other than Borrower and its subsidiaries)) in an aggregate face amount not to exceed $40,000,000, as amended, extended and renewed from time to time to the extent such letter of credit has been designated by the Lender by written notice to the Borrower as “the Mayflower L/C” for purposes of this Agreement.

“Note” means each Promissory Note, in substantially the form of Exhibit A attached hereto, delivered from time to time by Borrower in favor of Lender pursuant to the terms of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Senior Indebtedness” means (a) all indebtedness of the Borrower under the Exit Facility and (b) all indebtedness of the Borrower under the Senior Indenture.

“Senior Indenture” means that certain Indenture, dated as of December 14, 2010, among the Borrower, Pilgrim’s Pride Corporation of West Virginia, Inc. and The Bank of New York Mellon, as trustee, as amended, modified and supplemented from time to time.

“Senior Indenture Yield” means, with respect to each Loan, the then current yield of the 7.875% Senior Notes due 2018 issued under the Senior Indenture, computed as of the date such Loan is made.

“Term Loan” means any loan made by the Lender to the Borrower pursuant to the terms of Section 2.1 of this Agreement.

“Triggering Event” has the meaning set forth in Section 2.1.

Section 1.2 Terms Generally The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

ARTICLE II

The Credit

Section 2.1 Commitment. Subject to the terms and conditions set forth herein, on the Effective Date the Lender agrees to make a Term Loan to the Borrower in an aggregate original principal amount of $50,000,000. Following the Effective Date, if at any time the Borrower’s Availability is less than $200,000,000 (the “Triggering Event”), Lender agrees to make an additional one-time Term Loan to Borrower in the original principal amount of $50,000,000 promptly, and in any event not later than seven (7) Business Days following the Triggering Event. Borrower shall promptly notify the Lender of the occurrence of the Triggering Event. In no event shall the aggregate principal amount of outstanding Term Loans made pursuant to this Section 2.1 (without giving effect to any reimbursement obligation incurred in connection with any L/C Disbursement) exceed the Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein and in the Notes, the Borrower may borrow and prepay the Term Loans. Amounts repaid in respect of the Term Loans may not be reborrowed.

Section 2.2 Funding of Term Loans. With respect to each Term Loan to be made pursuant to Section 2.1 hereunder, the Lender shall make such Loan on or before the date required under this Agreement by wire transfer of immediately available funds to an account of the Borrower designated by the Borrower.

Section 2.3 Termination of Commitment. The Commitment shall terminate on the earliest to occur of (a) date on which all Senior Indebtedness is due and payable in accordance with its terms as in effect as of the date hereof and (b) June 27, 2015.

Section 2.4 Repayment of Term Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises, subject to the terms of the Intercreditor Agreement, to pay to the Lender the then unpaid principal amount of each Term Loan in accordance with the terms of the Notes; provided that, to the extent the principal amount of any Term Loan and accrued but unpaid interest in respect of any amounts due under the Notes issued in respect of any Term Loan shall remain unpaid on the Maturity Date, the Borrower shall pay to the Lender such unpaid principal and accrued but unpaid interest on the Maturity Date. All payments in respect of the Term Loans, whether designated as principal or interest, shall be first applied to the payment of accrued interest and the balance applied in reduction of the principal amount.

(b) All Term Loans made by the Lender shall be evidenced by a Note. The Borrower shall prepare, execute and deliver to the Lender a Note evidencing each Term Loan made hereunder.

Section 2.5 Prepayment of Loans. (a) Notwithstanding anything contained herein to the contrary, the Borrower shall be permitted to make principal and interest payments on the Loans so long as such prepayment is not prohibited by the terms of the Intercreditor Agreement or the other agreements governing the Senior Indebtedness. Any such prepayment shall be subject to prior notice in accordance with paragraph (b) of this Section and in accordance with the terms of the Notes.

(b) The Borrower shall notify the Lender of any prepayment hereunder. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid.

Section 2.6 Interest. Each Term Loan shall bear interest at a fixed rate equal to the Senior Indenture Yield, computed as of the date such Term Loan is made. Interest on each Term Loan shall compound semi-annually on the basis of a 360 day year of twelve 30-day months for the actual number of days elapsed.

ARTICLE III

Conditions

Section 3.1 Effective Date. The obligations of the Lender to make Loans hereunder shall not become effective until the date on which the Lender (or its counsel) shall have received from each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

Section 3.2 Each Credit Event. The obligation of the Lender to make a Term Loan pursuant to Section 2.1 is subject to the condition that, at the time of and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

ARTICLE IV

L/C Reimbursement Agreement

In the event of any L/C Disbursement, the Borrower hereby agrees that, in accordance with the terms of this Article IV, the Borrower shall reimburse such L/C Disbursement by paying to the Lender an amount equal to such L/C Disbursement. Each outstanding reimbursement obligation in respect of an L/C Disbursement shall bear interest at the Senior Indenture Yield, computed as of the date such L/C Disbursement is made. Interest shall compound semi-annually on the basis of a 360 day year of twelve 30-day months for the actual number of days elapsed. After an Event of Default has occurred and is continuing or upon the maturity (whether by acceleration or otherwise, and before as well as after judgment) or due date thereof, all obligations, accrued interest and any other amounts payable by Borrower under this Article IV shall bear interest until paid at two percent (2%) in excess of the interest rate otherwise applicable to the unpaid balance under this Article IV. All outstanding obligations in respect of L/C Disbursements and interest thereon shall be due and payable on the Maturity Date. All payments in respect of an outstanding reimbursement obligation in respect of an L/C Disbursement, whether designated as principal or interest, shall be first applied to the payment of accrued interest and the balance applied in reduction of the principal amount. The Borrower’s obligation to reimburse L/C Disbursements shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (a) any lack of validity or enforceability of the Mayflower L/C or this Agreement, or any term or provision therein; (b) any draft or other document presented under the Mayflower L/C proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; (c) payment by the issuing bank under the Mayflower L/C against presentation of a draft or other document that does not comply with the terms of the Mayflower L/C; or (d) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Article, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Upon the request of the Lender, following the issuance of the Mayflower L/C, the Borrower shall prepare, execute and deliver to the Lender a Note evidencing the obligations under this Article IV, substantially in the form of Exhibit A attached hereto.

ARTICLE V

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable;

(b) the Borrower shall fail to pay any interest on any Loan, any reimbursement obligation in respect of any L/C Disbursement or any other amounts payable under this Agreement when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) (i) the Borrower shall fail to pay any principal or interest amount when due (after the expiration of any applicable grace periods) under (A) the Exit Facility or (B) in respect of any Material Indebtedness or (ii) any other event or condition occurs with respect to (A) the Exit Facility or (B) any Material Indebtedness, which results in an acceleration of the maturity of such indebtedness;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(e) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (d) of this Article; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; or (vi) take any action for the purpose of effecting any of the foregoing; or

then, and in every such event (other than an event with respect to the Borrower described in paragraph (d) or (e) of this Article), and at any time thereafter during the continuance of such event, subject to the terms of the Intercreditor Agreement, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loans and other obligations under this Agreement and the Notes then outstanding to be due and payable in whole (or in part, in which case any obligations under this Agreement and the Notes not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and other obligations under this Agreement and the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (d) or (e) of this Article, subject to the terms of the Intercreditor Agreement, the Commitment shall automatically terminate and the principal of the Loans and other obligations under this Agreement and the Notes then outstanding, together with accrued interest thereon and all fees and other obligations under this Agreement and the Notes of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and the continuance of an Event of Default, the Lender may, subject to the terms of the Intercreditor Agreement, exercise any rights and remedies provided to the Lender under this Agreement and the Notes or at law or equity.

ARTICLE VI

Miscellaneous

Section 6.1 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(i) if to the Borrower, to it at 1770 Promontory Circle, Greeley, Colorado 80634, Attention of the Chief Financial Officer (Telecopy No. (970) 336-6167); and

(ii) if to the Lender, to it at 1770 Promontory Circle, Greeley, Colorado 80634, Attention of the Legal Department (Telecopy No. (970) 336-6167); E-mail nicholas.white@jbssa.com.

(b) Any party hereto may change its address, telecopy number or electronic mail address for notices and other communications hereunder by notice to the other party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 6.2 Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

Section 6.3 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the terms of the Intercreditor Agreement, the Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement or any Note (including all or a portion of its Commitment and the Loans or any other amounts at the time owing to it under this Agreement or any Note) without the prior consent of the Borrower.

Section 6.4 Survival. All covenants and agreements made by the Borrower herein and in the instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated.

Section 6.5 Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.6 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.7 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and all claims and disputes arising hereunder or related to this Agreement, the transactions contemplated hereby or the conduct of any person in connection therewith shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

(b) The Borrower hereby consents and agrees that the state or federal courts located in Weld County, Colorado shall have non-exclusive jurisdiction to hear and determine any claims or disputes between the Borrower and the Lender pertaining to this agreement or any other document or instrument related thereto or to any matter arising out of or relating to this agreement or any other document or instrument related thereto, provided that the Lender and the Borrower each acknowledges that any appeals from those courts may have to be heard by a court located outside of Weld County, Colorado and, provided, further, that nothing in this Agreement shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action on this note or any other document or instrument related thereto in any other jurisdiction or to enforce a judgment or other court order in favor of the Lender in any other jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.9 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 6.10 Interest Rate Limitation. All agreements between the Borrower and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made under this Agreement or otherwise, shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of money pursuant to this Agreement or for the payment or performance of any covenant or obligation contained in this Agreement or any other document, agreement or instrument executed in connection with this Agreement, exceed the highest rate permitted by applicable law (the “Highest Lawful Rate”). If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, agreements or instruments, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Lender shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Loans or the amounts owing on other obligations of the Borrower to the Lender and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Loans and the amounts owing on other obligations of the Borrower to the Lender, as the case may be, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Highest Lawful Rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with the Loans.

Section 6.11 Subordination to Senior Indenture. In addition to the subordination and other provisions contained in the Intercreditor Agreement, the Borrower and Lender agree that the payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Loans or other obligations under this Agreement and the Notes are expressly subordinated in right of payment to the payment when due in cash of all obligations under the Senior Indenture and such subordination is for the benefit of and enforceable by the holders of the notes issued under the Senior Indenture. So long as such repayment or prepayment is not prohibited pursuant to the terms of the Senior Indenture but without limiting the terms of the Intercreditor Agreement, the Borrower shall have the right (but not the obligation) to repay or prepay, in whole or in part, any Loan or other obligation arising under this Agreement or the Notes, provided that on the date of the proposed repayment or prepayment no “Event of Default” (as defined in the Senior Indenture) has occurred and is continuing or will result from the making of such payment. Nothing in this Section 6.11 shall (a) prevent an Event of Default in accordance with Article V hereof or have any effect on the right of the Lender to accelerate the maturity of the Loans and other obligations arising under this Agreement and the Notes or to exercise the rights and remedies in Article V or (b) limit the terms of the Intercreditor Agreement.

Section 6.12 Nature of Obligations. The Term Loan made on the Effective Date constitutes the June 2011 Plan Sponsor Subordinated Indebtedness, the Term Loan, if ever, made following the Trigger Event constitutes the Supplemental June 2011 Plan Sponsor Subordinated Indebtedness and the Indebtedness incurred by Borrower pursuant to Article IV constitutes Plan Sponsor Subordinated Indebtedness. The incurrence of the Term Loan and the issuance of the Mayflower L/C (but not the reimbursement obligation of the Borrower in respect of an L/C Disbursement) are subject to the requirements of Section 6.01(x) of the Exit Facility.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

PILGRIM’S PRIDE CORPORATION

By:	/s/ William W. Lovette
Name: William W. Lovette
Title: President and Chief Executive Officer

Lender:

JBS USA HOLDINGS, INC.

By:	/s/ Dennis Roerty
Name: Dennis Roerty
Title: Treasurer

Signature Page to Subordinated Loan Agreement

EXHIBIT A

to Subordinated Loan Agreement

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), DATED AS OF JUNE 23, 2011, AMONG PILGRIM’S PRIDE CORPORATION, TO-RICOS, LTD. AND TO-RICOS DISTRIBUTION, LTD. (COLLECTIVELY THE “BORROWERS”), JBS USA HOLDINGS, INC., AS SUBORDINATED LENDER, COBANK, ACB, AS ADMINISTRATIVE AGENT (THE “SENIOR AGENT”), AND CERTAIN OTHER PERSONS TO THE INDEBTEDNESS (INCLUDING INTEREST) OWING BY THE LOAN PARTIES PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF DECEMBER 28, 2009, AS AMENDED, AMONG THE BORROWERS, THE SENIOR AGENT, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CERTAIN OTHER LOAN PARTIES AND AGENTS THAT ARE PARTIES THERETO, AS SUCH CREDIT AGREEMENT AND THE INDEBTEDNESS OUTSTANDING THEREUNDER MAY BE AMENDED, SUPPLEMENTED, RESTATED, EXTENDED, REPLACED, RENEWED, REFINANCED OR OTHERWISE MODIFIED OR REFINANCED FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

$

Greeley, Colorado

June [    ], 2011

FOR VALUE RECEIVED, the undersigned, Pilgrim’s Pride Corporation (“Maker”), promises to pay to the order of JBS USA HOLDINGS, INC. (“Payee”), at its address referenced in Section 8(e), or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of $        , plus interest as set forth below from the date of this Note on the unpaid balance from time to time. All principal and interest is to be paid without setoff or counterclaim as set forth below. Terms used herein but not otherwise defined herein shall have the meanings set forth in that certain Subordinated Loan Agreement, dated as of June 23, 2011, between Maker and Payee. This note is one of the Notes referenced in the Subordinated Loan Agreement and is subject to the terms, conditions and provisions of the Subordinated Loan Agreement. Maker further agrees as follows:

Section 1. Interest Rate.

(a) Except as provided in Section 1(c), the Maker agrees to pay interest on the unpaid principal amount hereof from time to time outstanding at a fixed rate of interest equal to [    ]%.

Interest shall compound semi-annually on [        ] and [        ] of each calendar year on the basis of a 360 day year of twelve 30-day months for the actual number of days elapsed.

(b) After an Event of Default has occurred and is continuing or upon the maturity (whether by acceleration or otherwise, and before as well as after judgment) or due date thereof, all unpaid principal, accrued interest and any other amounts payable by Maker under this Note shall bear interest until paid at two percent (2%) in excess of the interest rate otherwise applicable to the unpaid balance under this Note.

(c) All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever shall the interest paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced by this Note exceed the Highest Lawful Rate. If under any circumstance Payee should ever receive an amount which would represent interest in excess of the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Loans or the amounts owing on other obligations of the Maker to the Payee and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Loans and the amounts owing on other obligations of the Maker to the Payee, as the case may be, such excess shall be refunded to the Maker.

Section 2. Payments.

(a) All outstanding amounts owing under this Note, including unpaid interest and principal, shall be due and payable on the Maturity Date. If due and unpaid, any unpaid interest and principal amount will be due and payable upon demand. So long as such prepayment is not prohibited by the terms of the agreements governing the Senior Indebtedness, Maker shall have the right (but not the obligation) to voluntarily prepay this Note in full or in part at any time without premium or penalty.

(b) All payments received for application to this Note, whether designated as principal or interest, shall be first applied to the payment of accrued interest and the balance applied in reduction of the principal amount hereof.

(c) If any payment shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments shall be made in Dollars.

Section 3. Default. Upon the occurrence of and during the continuation of an Event of Default (a) if such event is an Event of Default specified in clause (d) or (e) of Article V of the Subordinated Loan Agreement, the entire unpaid principal of this Note, interest accrued thereon and all other amounts owing by Maker hereunder, shall become immediately due and payable, and (b) if such event is any other Event of Default, Payee may, by notice to Maker, declare the unpaid principal amount of this Note, interest accrued thereon and all other amounts owing by Maker hereunder to be immediately due and payable. Upon the occurrence and the continuance of an Event of Default, the Lender may exercise any rights and remedies provided to the Lender under the Subordinated Loan Agreement and this Notes or at law or equity.

Section 4. Waivers.

(a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor and all other notices or demands of any kind or nature with respect to this Note.

(b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

(c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

Section 5. Collection Costs. Maker will upon demand pay to Payee the amount of any and all reasonable costs and expenses including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the enforcement of this Note.

Section 6. Assignment of Note. Maker will not be permitted to assign or transfer this Note or any of its obligations under this Note in any manner whatsoever except with the prior written consent of Payee.

Section 7. Purpose. Maker will use amounts advanced by Payee for working capital and general corporate purposes of Maker and its subsidiaries.

Section 8. Miscellaneous.

(a) This Note may be modified only by written agreement signed by Maker and Payee. This Note may not be modified by an oral agreement, even if supported by new consideration.

(b) This Note shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to such state’s principles of conflict of laws.

(c) Subject to Section 6, the covenants, terms and conditions contained in this Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

(d) This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings and representations between the parties. If any provision or any word, term, clause or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

(e) All notices, consents or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties in accordance with the provisions of the Subordinated Loan Agreement.

(f) Time is of the essence under this Note.

IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

PILGRIM’S PRIDE CORPORATION

By:
Name:

Title:

Signature Page to Promissory Note